Exhibit 99.1

ForceField Energy Signs Letter of Intent to Acquire American Lighting

Profitable, Multi-Million Dollar Revenue Company to Be Immediately Accretive to Earnings and Support U.S. Expansion

NEW YORK, NY (Globe Newswire-March 26, 2014) ForceField Energy Inc. (“ForceField”, or the “Company”) (NASDAQ: FNRG), a designer, seller and distributor of energy products and solutions, today announced the signing of a letter of intent (“LOI”) to acquire American Lighting & Distribution ("ALD"), a San Diego, California award-winning, leading energy-efficient, commercial lighting specialist with over 20,000 installed customers and standing relationships with many of the major California utility companies, including Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE), and San Diego Gas & Electric (SDG&E). Their customers include many prominent and recognizable companies including over 100 hotels, 300 schools, and over 200 auto dealerships. The closing of the transaction is expected to occur on or before May 1st 2014.

Consideration for the acquisition of ALD will include a combination of cash, stock and a secured promissory note.  In addition, the transaction will include additional performance-based compensation payable only upon ALD achieving agreed revenue and performance milestones over the three years following closing.  In order to secure the exclusive opportunity to purchase ALD by May 1, 2014, ForceField made a non-refundable good-faith payment of $100,000 to ALD, $50,000 of which shall be treated by the parties as an advance on the cash portion of the purchase consideration.

The closing of the transaction is subject to ForceField obtaining additional working capital financing and other customary closing conditions.

ALD INVESTMENT HIGHLIGHTS

●	Installed customer base of over 20,000 customers, most of whom present opportunities for future repeat business as a consequence of LED lighting advances, price reductions and new rebate programs.

●	25 years of experience with a solid reputation in commercial lighting and recognized leader in California rebate programs.

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Deep long-standing relationships with major utilities give the company a significant competitive advantage.  ALD helps advise utilities on creation and implementation of new rebate programs that encourage lighting retrofits.

●	Industry leader in California, the country’s most forward-thinking green geography that provides a scalable platform and integration with ForceField for national expansion.

●	Highly efficient business model with low fixed costs allows ALD to react quickly to lucrative opportunities and to maximize cash flow.

●	Sales, marketing and in house installers team with a long track record of success.

●	Proprietary sales software that demonstrates customer cost savings.

ALD is the leading energy-efficient commercial lighting specialist in California.  ALD has successfully serviced thousands of satisfied clients since 1986 and has strong and long-standing relationships with many of the major California utility companies, including Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE), San Diego Gas & Electric (SDG&E) among other California utilities. ALD has performed over 2,500 installations over the past 3 years.  Projects include a wide array of project types, including: schools, prisons, Qualcomm Stadium (home of the San Diego Chargers), large aerospace factories, office buildings, military bases, premier 4-Star hotels, shopping malls and local merchant/retail establishments, warehouse buildings, government buildings, and car dealerships, among other locations.  Although operating primarily in California, ALD has completed projects in Nevada, Oregon, Washington, Arizona and Georgia. In addition, ALD is a preferred customer with all major lighting manufacturers, including GE, Philips, TCP, Sylvania, and many others.

“We believe joining forces with ForceField provides us with the additional talent, capital, and products to enable us to maximize our growth opportunities in our core California market and start immediate expansion throughout the United States”, commented Neil Miller CEO of ALD. “We believe that an increased drive for an energy–efficient market through state of the art LED technology, new financing sources, and an aging infrastructure are all key drivers for sustainable and lucrative long-term growth.  The timing for the deal is perfect – as LED has now reached critical mass in the market place, with more and more applications making sense every day.   We see tremendous opportunities for synergies between American Lighting and ForceField and our employees are eager to move forward with the change.  We are anxious to grow our business in California and throughout the US market.  California alone has committed $3.1 billion over the next 3-years to energy efficiency. Aging infrastructure and new technology, coupled with a vast and growing customer base, provide all the elements necessary for strong growth going forward.”

“ALD is a perfect fit to ForceField’s business and brings strong resources, expertise and track record with a diverse commercial and industrial client base; a business model that will be quickly leveraged throughout the United States”, stated Richard St Julien, ForceField’s Executive Chairman and President of its LED Division. “Combining the strengths of ALD with the recent acquisition of Catalyst and with our existing high profile multi-location clients, financial resources and product portfolio, we believe we can accelerate our combined growth and performance.”

About American Lighting & Distribution ("ALD")

ALD is the leading energy-efficient commercial lighting specialist in California.  ALD has successfully serviced thousands of satisfied clients since 1986. ALD is an award winning company in the sales, distribution and installation of energy efficient lighting products. A major marketing advantage stems from being able to offer clients lighting retrofit projects that pay for themselves with the energy savings produced.  Customers additionally receive the benefits of greater lumen output (brightness) and longer lamp life. ALD has close and long-standing relationships with many of the major California utility companies, including Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE), and San Diego Gas & Electric (SDG&E), and has worked with many other California utilities such as:  Vernon, Anaheim, Silicon Valley Power, Glendale, and Riverside. Over the years ALD has received numerous awards and accolades from these utility companies.  A close working relationship allows ALD to advise these utilities on the creation and implementation of new rebate programs; programs that create the positive economics of lighting retrofits. Furthermore, ALD has broadened its experience to become experts at selling lighting upgrades to corporate customers even when utility rebates are not available. www.americanlighting.net

About ForceField Energy Inc.

ForceField Energy Inc. and its subsidiaries, collectively referred to as “ForceField”, comprise a global company whose products and solutions focus on renewable and sustainable energy solutions and improved energy efficiency.  ForceField is a global distributor of commercial LED lighting products for a premier manufacturer, Shanghai Lightsky Optoelectronics Technology Co., Ltd. ForceField Energy maintains exclusive distribution rights within the United States, Canada, Mexico, Latin America, the Caribbean and parts of Europe; as well as being a distributor for Catalyst LED products. A light emitting diode (or “LED”) is a semiconductor device that converts electricity into light. LED lights are considered green products due to the absence of any dangerous chemicals and their ability to significantly reduce energy consumption by 50% to 85% over traditional lighting products depending upon the application.

Additionally, ForceField is a distributor of smart electric meters for PowerOneData International, Inc., an international company that provides Advanced Metering Infrastructure (AMI) solutions and Automated Street Light Management (ASLM) systems. AMI solutions enable low-cost, real-time data capture in an effort to reduce transmission distribution losses, power generation expenses and operating costs.

ForceField is a designer and licensee of modular, heat recovery systems that convert waste heat into clean electricity. Its patented technology is based upon the Organic Rankine Cycle (ORC) and uses proprietary, multiple-component fluids that are environmentally sound and applicable at broader temperature ranges than other energy recovery systems. These recovery systems increase both the economic and operating efficiency of a process, while significantly decreasing the amount of thermal and air pollution emitted into the environment.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as “believes,” “anticipates’” "future," "plan" or "planned," "expects," "projected" or similar expressions, including those that may express the opinions of the Company. These forward-looking statements should not be regarded as representations of the Company that such forward-looking statements will be achieved, as they reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the Company's control, that may cause actual results to differ materially from stated expectations. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include (i) the Company’s ability to generate significant revenues and profits  from its waste heat technology and LED lighting segments, (ii) the Company’s ability to obtain adequate  financing to achieve its LED and waste heat technology business plan, (iii) the successful installation and efficacy of the Company’s LED lighting products, (iv) the Company’s ability to successfully raise sufficient additional working capital to close the ALD transaction, (v) closing the transaction before May 1, 2014, (vi) the transaction being accretive to earnings, (vii) accelerated combined growth and performance subsequent to closing, and (viii) other factors without limitation which are detailed in documents the Company files from time to time with the Securities and Exchange Commission, which are available at www.sec.gov.

Contact information
ForceField Energy Inc.
Richard ST Julien
212-672-1786
www.ForceFieldenergy.com